Exhibit 99.1
FOR IMMEDIATE RELEASE
Idenix Pharmaceuticals Contacts:

Jonae Barnes (617) 224-4485 (investors)
Kelly Barry (617) 995-9033 (media)
IDENIX PHARMACEUTICALS REPORTS THIRD QUARTER AND NINE MONTH 2010
FINANCIAL RESULTS
Cambridge, MA — October 29, 2010 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today reported unaudited financial results for the third quarter and nine months ended September 30, 2010. At September 30, 2010, Idenix’s cash and cash equivalents totaled $37.0 million.
Third Quarter 2010 Financial Results

For the third quarter ended September 30, 2010, Idenix reported total revenues of $3.8 million, compared to total revenues of $3.1 million in the third quarter of 2009. The company reported a net loss of $12.9 million, or a loss of $0.18 per basic and diluted share, for the third quarter ended September 30, 2010, compared to a net loss of $ $11.7 million, or a loss of $0.18 per basic and diluted share for the third quarter ended September 30, 2009.
For the nine months ended September 30, 2010, Idenix reported total revenues of $7.8 million, compared to total revenues of $9.6 million for the nine months ended September 30, 2009. The company reported a net loss of $45.4 million, or a loss of $0.65 per basic and diluted share, for the nine months ended September 30, 2010, compared to a net loss of $40.9 million, or a loss of $0.68 per basic and diluted share, for the nine months ended September 30, 2009.
2010 Financial Guidance
The company expects that its current cash and cash equivalents, the anticipated royalty payments associated with product sales of Tyzeka®/Sebivo® (telbivudine) and its ability and intent to manage expenditures will be sufficient to satisfy our cash needs for at least the next 12 months. This guidance assumes no additional milestone payments, license fees, reimbursement for development programs and no financing activities.
Regulatory Update
In September 2010, the U.S. Food and Drug Administration (FDA) placed two of our HCV drug candidates, IDX184 and IDX320, on clinical hold following a 14-day drug-drug interaction study of a combination of IDX184 and IDX320 in healthy volunteers. Idenix is working with the FDA to determine the next steps in the development of these drug candidates.
About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with chronic hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

Forward-Looking Statements
This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “will,” “expects,” “goal,” “estimates,” “projects,” “would,” “could,” “targets,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the company’s clinical development programs or commercialization activities in hepatitis C, or any potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of our drug candidates, the likelihood and success of any future clinical trials involving our drug candidates or successful development of novel combinations of direct-acting antivirals for the treatment of hepatitis C. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays, including the current clinical hold on IDX184 and IDX320; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the company’s dependence on its collaborations with Novartis Pharma AG and GlaxoSmithKline; changes in the company’s business plan or objectives; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in each of the company’s annual report on Form 10-K for the year ended December 31, 2009 and quarterly report on form 10-Q for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the company files with the SEC.
All forward-looking statements reflect the company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the company’s estimates change.
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IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Collaboration revenue — related party	$3,424	$2,840	$6,366	$8,937
Other revenue	364	267	1,421	631

Total revenues	3,788	3,107	7,787	9,568
Operating expenses (1):
Cost of revenues	566	546	1,800	1,500
Research and development	11,637	9,349	35,548	31,599
General and administrative	4,440	5,207	14,308	16,579
Restructuring charges	—	—	2,238	1,506

Total operating expenses	16,643	15,102	53,894	51,184

Loss from operations	(12,855)	(11,995)	(46,107)	(41,616)
Other income (expense), net	(76)	323	712	791

Loss before income taxes	(12,931)	(11,672)	(45,395)	(40,825)
Income tax benefit (expense)	1	5	(3)	(82)

Net loss	$(12,930)	$(11,667)	$(45,398)	$(40,907)

Basic and diluted net loss per share:	$(0.18)	$(0.18)	$(0.65)	$(0.68)

Shares used in calculation of basic and diluted net loss per share:	72,934	63,493	69,941	59,861

(1) Share-based compensation expenses included in operating expenses amounted to approximately:

Research and development	$308	$363	$942	$1,210

General and administrative	646	745	1,950	2,345

IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30,	December 31,
	2010	2009

ASSETS
Cash and cash equivalents	$37,020	$46,519
Receivables from related party	1,069	1,049
Other current assets	3,725	4,012

Total current assets	41,814	51,580
Intangible asset, net	10,142	11,069
Property and equipment, net	7,658	10,091
Marketable securities	—	1,584
Other assets	3,475	2,326

Total assets	$63,089	$76,650

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$12,603	$10,720
Deferred revenue, related party	3,115	6,155
Other current liabilities	2,130	1,469

Total current liabilities	17,848	18,344
Long-term obligations	36,381	32,983
Deferred revenue, related party, net of current portion	30,113	30,776

Total liabilities	84,342	82,103
Stockholders’ deficit	(21,253)	(5,453)

Total liabilities and stockholders’ deficit	$63,089	$76,650